UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 28, 2012

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2012, Huntington Bancshares Incorporated ("Huntington") and Stephen D. Steinour entered into a replacement employment agreement effective December 1, 2012, pursuant to which Mr. Steinour will continue to serve as Huntington’s president and chief executive officer for a period through December 31, 2016. The agreement is subject to three-year renewal periods upon expiration of the current term and each renewal term, unless either party gives timely notice of nonrenewal. The employment agreement replaces the current employment agreement that became effective as of January 14, 2009, with an initial term ending on December 31, 2013. Mr. Steinour will continue to be nominated to serve as a member of the board of directors, and while serving as a member of the board, Mr. Steinour will be chairman of the board. The employment agreement provides for compensation for Mr. Steinour consistent with the provisions of the current employment agreement, including a minimum annual base salary, a minimum annual target incentive award opportunity, eligibility to be awarded annual equity awards, and employee benefits, fringe benefits, and perquisites on terms no less favorable than those provided to other senior executives of the company, and severance payments upon a termination of Mr. Steinour’s employment without "cause" or for "good reason".

The foregoing description is qualified in its entirety by the text of the employment agreement which is attached as Exhibit 10.1 hereto.

Also on November 28, 2012, Huntington entered into replacement change-in-control agreements (referred to as "Executive Agreements") with its executive officers, including Stephen D. Steinour, chief executive officer, Donald R. Kimble, chief financial officer, and Mary W. Navarro, James E. Dunlap and Nicholas G. Stanutz, the named executive officers reported in Huntington’s proxy statement for its 2012 Annual Meeting of Shareholders filed on March 8, 2012. The replacement Executive Agreements become effective December 1, 2012, and will continue in effect through December 31, 2013, subject to one-year renewal periods, unless Huntington elects not to renew the agreements. These agreements replace existing Executive Agreements having an expiration date of December 31, 2012.

Huntington's Board of Directors approved these replacement Executive Agreements to more closely align with current best practices, with the primary changes from the existing agreements being the elimination of the "golden parachute" excise tax gross-up provision and the elimination of a provision that provided the executive serving as chief executive officer with the right to terminate employment solely as a result of a change-in-control.

The objectives of the change in control agreements are to provide severance protections for the executive officers in the event of a qualifying termination of employment in connection with a change-in-control of Huntington and to encourage their continued employment in the event of any actual or threatened change-in-control of Huntington. The severance benefits provided under the replacement agreements are consistent with those provided under the existing Executive Agreements and include lump-sum severance payments and other benefits, all as further set forth in the Executive Agreements, although due to the elimination of the excise tax gross-up provision, these benefits would be reduced if reduction would place the executive in a more favorable after-tax position. Unlike the existing Executive Agreements, the replacement agreements contain restrictions relating to the disclosure of confidential information and competing with Huntington. The replacement agreements also reflect conforming references and other changes regarding new and amended compensation programs, and certain other ministerial changes.

The foregoing description is qualified in its entirety by the text of the Executive Agreements, copies of which are attached as Exhibits 10.2 and 10.3 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished herewith:

10.1 –Form of Employment Agreement between Stephen D. Steinour and Huntington Bancshares Incorporated effective December 1, 2012.

10.2 –Form of Executive Agreement between Stephen D. Steinour and Huntington Bancshares Incorporated effective December 1, 2012.

10.3 – Form of Executive Agreement between Huntington Bancshares Incorporated and certain executive officers, including Donald R. Kimble, Mary W. Navarro, James E. Dunlap and Nicholas G. Stanutz, effective December 1, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

November 29, 2012	By:	/s/ Richard A. Cheap

Name: Richard A. Cheap
Title: Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Employment Agreement between Stephen D. Steinour and Huntington Bancshares Incorporated effective December 1, 2012.
10.2	Form of Executive Agreement between Stephen D. Steinour and Huntington Bancshares Incorporated effective December 1, 2012.
10.3	Form of Executive Agreement between Huntington Bancshares Incorporated and certain executive officers, including Donald R. Kimble, Mary W. Navarro, James E. Dunlap and Nicholas G. Stanutz, effective December 1, 2012.